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                                                                   Exhibit 10.24

                           IKON OFFICE SOLUTIONS, INC.
                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                    ARTICLE I

                                     Purpose

               The purpose of this Non-Employee Directors' Stock Option Plan (the "Plan") is to enable IKON Office Solutions, Inc. (the "Company") to offer Non-Employee Directors of the Company the opportunity to acquire equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.

                                   ARTICLE II

                                   Definitions

               For purposes of this Plan, the following terms shall have the following meanings:

               2.1     "Annual Option" shall mean an option to purchase shares
                        -------------
of Common Stock granted pursuant to Section 6.2.

               2.2     "Board" shall mean the Board of Directors of the Company.
                        -----

               2.3     "Change in Control Event" shall mean any of the following
                        -----------------------
events:

                       (A) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of common stock of the Company; or

                       (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving:
individuals who, on September 30, 1997 constituted the Board and any new director whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on September 30, 1997 or whose appointment, election or nomination for election was previously so approved; or

                       (C) the Company consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of the Company), or any other Person consolidates with, or merges with or into, the Company, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

                       (D) a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of the Company and its subsidiaries (taken as a whole) to any other Person or group of Persons.
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               Notwithstanding the foregoing, no "Change in Control Event" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

               2.4  "Code" shall mean the Internal Revenue Code of 1986, as
                     ----
amended.

               2.5  "Common Stock" shall mean the Common Stock, no par value, of
                     ------------
the Company.

               2.6  "Company" shall mean IKON Office Solutions, Inc.
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               2.7  "Director" shall mean a member of the Board.
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               2.8  "Discretionary Option" shall mean an option to purchase
                     --------------------
shares of Common Stock granted pursuant to Section 6.3.

               2.9  "Exchange Act" shall mean the Securities Exchange Act of
                     ------------
1934, as amended from time to time.

               2.10 "Fair Market Value" as of any date shall mean, unless
                     -----------------
otherwise required by any applicable provision of the Code or any regulations issued thereunder, the closing sales price of a share of Common Stock for the applicable trading day as reported on the New York Stock Exchange Composite Tape.

               2.11 "New Director Option" shall mean an option to purchase
                     -------------------
shares of Common Stock granted pursuant to Section 6.1.

               2.12 "Non-Employee Director" shall mean a Director who is not an
                     ---------------------
employee of IKON or any parent or subsidiary of IKON (as defined in Section 425 of the Code).

               2.13 "Participant" shall mean a person to whom an Option has been
                     -----------
granted under this Plan.

               2.14 "Person" shall have the meaning given in Section 3(a)(9) of
                     ------
the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

               2.15 "Potential Change in Control Event" shall mean the
                     ---------------------------------
occurrence of any one of the following:

                    (A) the Company enters into an agreement, the consummation of which will result in the occurrence of a Change in Control Event;


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                    (B) the Company or any Person publicly announces an
intention to take or to consider taking actions which, if consummated, would constitute a Change in Control Event; or

                    (C) the Board adopts a resolution to the effect that a Potential Change in Control Event has occurred.

               2.16 "Retainer Option" shall mean an option to purchase shares of
                     ---------------
Common Stock granted pursuant to Section 6.4.


               2.17 "Stock Option" or "Option" shall mean a New Director Option,
                     ------------      ------
an Annual Option, a Discretionary Option or a Retainer Option granted pursuant to Article VI.

                                   ARTICLE III

                                 Administration

               3.1  Administration. The Plan shall be administered and
                    --------------
interpreted by the Board.

               3.2  Guidelines. Subject to Article VII hereof, the Board shall
                    ----------
have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Option granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Option in the manner and to the extent it shall deem necessary to carry this Plan into effect.

               3.3  Decisions Final. Any decision, interpretation or other
                    ---------------
action made or taken in good faith by the Board arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all employees, Directors and Participants and their respective heirs, executors, administrators, successors and assigns.

                                   ARTICLE IV

                                Share Limitations

               4.1  Shares. The maximum aggregate number of shares of Common
                    ------
Stock that may be issued under this Plan shall be 1,252,756 (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. If any Option granted under this Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

               4.2  Adjustments. If the outstanding shares of Common Stock are
                    -----------
increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or other property (other than ordinary cash dividends) are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, dividend, stock split, reverse stock split, spin off, split off, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares that may be issued under the Plan, (ii) the number of shares with respect to which future New Director

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Options and Annual Options are to be granted, (iii) the number and kind of shares or other securities subject to then outstanding Options, and (iv) the price for each share subject to any then outstanding Options. No fractional shares will be issued under the Plan on account of any such adjustments.

                                    ARTICLE V

                                   Eligibility

               5.1 Any person who is a Non-Employee Director, or who is then becoming a Non-Employee Director, is eligible to be granted New Director Options, Annual Options, Discretionary Options and Retainer Options in accordance with the terms of this Plan.

                                   ARTICLE VI

                                  Stock Options

               6.1  New Director Options. For as long as this Plan remains in
                    --------------------
effect, each Non-Employee Director shall, upon his or her initial election to the Board, be granted a New Director Option to purchase 25,000 shares of Common Stock (subject to adjustment as provided in Section 4.2).

               6.2  Annual Options. Each year for as long as this Plan remains
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in effect, each person who is elected a Director at the Company's annual meeting of shareholders and who is a Non-Employee Director shall automatically be granted an Annual Option to purchase 2000 shares of Common Stock (subject to adjustment as provided in Section 4.2).

               6.3  Discretionary Options. The Board shall have full authority
                    ---------------------
to grant Discretionary Options to any Non-Employee Director, including the authority:

                    (a) to select the Non-Employee Directors to whom Discretionary Options may from time to time be granted;

                    (b) to determine whether and to what extent Discretionary Options are to be granted to such Non-Employee Directors;

                    (c) to determine the number of shares of Common Stock to be covered by each Discretionary Option granted; and

                    (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Discretionary Option granted (including, but not limited to, the exercise price of the Option, the term of the Option, any restriction or limitation affecting the exercisability of the Option and any conditions under which the exercisability of the Option will be accelerated).

               6.4  Retainer Options. Each year for as long as this Plan remains
                    ----------------
in effect, Retainer Options shall be granted automatically on the date of the Board's annual organizational meeting (generally following the Company's annual meeting of shareholders) to any Non-Employee Director who has filed with the Company an election to receive stock options in lieu of the Annual Retainer (as defined below), or some portion thereof, to be earned by such Director in each Plan Year (as defined below) during which he or she shall serve as a Director.

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                    (a)    Option Formula. The number of shares of Common Stock
                           --------------
subject to the Retainer Options granted to any Director for a Plan Year shall be equal to the nearest number of whole shares obtained by dividing (i) the Director's Annual Retainer (as defined below) by (ii) the difference between the Fair Market Value of a share of Common Stock on the date of grant and the option price determined pursuant to Section 6.5(b)(iii).

                    (b)    Annual Retainer. For purposes of this Plan, "Annual
                           ---------------
Retainer" shall mean the amount of fees which the Director will be entitled to receive during a Plan Year for serving as a Director or a chairperson of one or more committees of the Board or a chairperson of the trustees of any of the Company's employee benefit plan trusts; provided, however, that if a Director elects to receive a stock option in lieu of only a portion of the Annual Retainer, the Annual Retainer for purposes of the formula set forth in Section 6.4(a) shall equal the portion of the Annual Retainer so elected. For purposes of this Plan, "Annual Retainer" shall not include fees for any other services to be provided to the Company except as set forth herein.

                    (c)    Plan Year. For purposes of this Plan, "Plan Year"
                           ---------
shall mean the twelve-month period beginning each February 1 and ending on the last day of January.

               6.5  Terms of Options. Options granted under this Plan shall be
                    ----------------
subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem desirable:

                    (a)    Stock Option Award. Each Stock Option shall be
                           ------------------
evidenced by, and subject to the terms of, a Stock Option Award. The Stock Option Award shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

                    (b)    Option Price. The option price per share of Common
                           ------------
Stock purchasable upon exercise of a Stock Option shall be determined as follows: (i) in the case of New Director Options and Annual Options, the option price shall be 100% of the Fair Market Value of a share of Common Stock on the date of grant; (ii) in the case of Discretionary Options, the option price shall be determined by the Board at the time of grant; and (iii) in the case of Retainer Options, the option price shall be 75% of the Fair Market Value of a share of Common Stock on the date of grant.

                    (c)    Option Term. The term of each Stock Option shall be
                           -----------
as follows: (i) in the case of New Director Options and Annual
Options, the term shall be ten years; (ii) in the case of Discretionary Options, the term shall be fixed by the Board at the time of grant; and (iii) in the case of Retainer Options, the term shall be twenty years.

                    (d)    Exercisability. Unless otherwise specified in a Stock
                           --------------
Option Award, Stock Options shall be exercisable as follows: (i) New Director Options shall become exercisable in five equal annual installments, beginning on the first anniversary of the date of grant; (ii) Annual Options shall be immediately exercisable beginning the day after the date of grant; (iii) Discretionary Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant; and (iv) Retainer Options shall be exercisable beginning on the first anniversary of the date of grant. Notwithstanding the foregoing, the Board may waive the vesting provisions of any Stock Option, in whole or in part, at any time after the date of grant, based on such factors as the Board shall, in its sole discretion, deem appropriate.


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                    (e)    Method of Exercise. Subject to any applicable vesting
                           ------------------
provisions, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the option price for such shares. The option price shall be paid in full by: i) delivering cash or a check payable to the order of the Company prior to the delivery of the shares, ii) making arrangements for a broker-assisted exercise (in which the broker forwards the exercise price), or iii) making payment using shares of Common Stock owned by the Participant for at least six months preceding the exercise date. Upon exercise of the Option, a stock certificate or stock certificates representing the number of shares of Common Stock to which the Participant is entitled shall be delivered to the Participant (or, for broker-assisted exercises, to the broker). A Participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common
Stock, with respect to shares subject to the Option, until the Option has been exercised.

                    (f)    Termination. Unless otherwise determined by the
                           -----------
Board, or provided in the particular Stock Option Award, Stock Options held by a Participant who ceases to be a Director shall be exercisable as follows:

                      (i) In the case of a Participant who ceases to be a Director because of death, all Options that were outstanding on the date of the Participant's death may be exercised by the legal representative of the Participant's estate for a period of one year after the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

                      (ii) In the case of a Participant who ceases to be a Director for any other reason (including retirement because of age or disability), all Options that were outstanding on the date on which the Participant ceased to be a Director may be exercised by the Participant in accordance with the vesting provisions of the applicable Stock Option Award, until the expiration of the stated term of the Option; provided, however, that any portion of a Retainer Option that is attributable to a portion of an Annual Retainer that is not earned due to the Participant's ceasing to be a Director (for any reason) shall automatically be forfeited.

                      (iii) Any Option not exercised during the periods specified in subsections (i) or (ii) shall terminate at the end of such period; provided, however, that the Board may accelerate the exercisability of any Option, extend the one-year period specified in subsection (i), or make such other modifications to the Stock Option Award, not inconsistent with legal requirements, as the Board shall, in its sole discretion, deem appropriate.

                    (g) Change of Control. All outstanding options shall automatically become fully exercisable upon the occurrence of a Potential Change in Control Event.

                                   ARTICLE VII

                            Termination or Amendment

               7.1  Termination or Amendment of the Plan. The Board may at any
                    ------------------------------------
time terminate this Plan or amend all or any part of this Plan; provided, however, that, unless otherwise required by law, and subject to Article IV, the rights of a Participant with respect to Options granted prior to such termination or amendment may not be materially impaired without the consent of such Participant.

               7.2  Amendment of Options. The Board may amend the terms of any
                    --------------------
outstanding Option, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by

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the Committee shall materially impair the rights of any Participant without the
Participant's consent.

                                  ARTICLE VIII

                               General Provisions

               8.1  Nonassignment. Except as otherwise provided in this Plan,
                    -------------
Options granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.

               8.2  Legend. All certificates representing shares of Common Stock
                    ------
delivered upon exercise of Options granted under this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed or traded, any applicable federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on stock certificates to make appropriate reference to such restrictions.

               8.3  Other Plans. Nothing contained in this Plan shall prevent
                    -----------
the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

               8.4  No Right to Continue as Director. Neither this Plan nor the
                    --------------------------------
grant of any Option shall constitute evidence of any agreement or understanding, express or implied, that a Director will continue as a member of the Board, or that IKON will nominate any Director for reelection by IKON's shareholders.

               8.5  Withholding of Taxes. The Company shall have the right,
                    --------------------
prior to delivering a stock certificate representing the shares of Common Stock otherwise deliverable to a Participant upon exercise of an Option, to (i) require the Participant to remit to the Company an amount sufficient to satisfy all federal, state, local and non-U.S. tax withholding requirements (including social security and Medicare withholding requirements, if applicable), (ii) reduce the number of shares of Common Stock otherwise deliverable to the Participant by an amount that would have a Fair Market Value on the date of exercise equal to the amount of all federal, state, local and non-U.S. taxes (including social security and Medicare taxes, if applicable) required to be withheld, or (iii) deduct the amount of such taxes from cash payments otherwise to be made to the Participant. In connection with such withholding, the Board may make such arrangements as are consistent with this Plan as it may deem appropriate.

               8.6  Listing and Other Conditions.
                    ----------------------------

                    (a) The issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on the New York Stock Exchange. The Company shall have no obligation to issue any shares of Common Stock unless and until the shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

                    (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may under the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make

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any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

                    (c) Upon termination of any period of suspension under this Section 8.6, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

               8.7  Governing Law. This Plan and actions taken in connection
                    -------------
herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

               8.8  Construction. Wherever any words are used in this Plan in
                    ------------
the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

               8.9  Other Benefits. The grant of an Option shall not be deemed
                    --------------
compensation for purposes of computing benefits under any retirement plan nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

               8.10 Costs. Unless otherwise determined by the Board, the Company
                    -----
shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock upon the exercise of Options.

               8.11 Severability. If any part of this Plan shall be determined
                    ------------
to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan, which shall continue in full force and effect.

               8.12 Successors. This Plan shall be binding upon and inure to the
                    ----------
benefit of any successor or successors of the Company.

               8.13 Headings. Article and section headings contained in this
                    --------
Plan are included for convenience only and are not to be used in construing or interpreting this Plan.

                                   ARTICLE IX

                             Effective Date of Plan

               9.1  Effective Date. This Plan shall become effective as of July
                    --------------
29, 1997.

                                    ARTICLE X

                                  Term of Plan

               10.1 Term. No Stock Option shall be granted pursuant to this Plan
                    ----
on or after July 29, 2007, but Options granted prior to such date may extend beyond that date.

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